                     COUNSELLORS CAPITAL APPRECIATION FUND

                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

                (Change of Name to Warburg, Pincus Counsellors
                          Capital Appreciation Fund)


          The undersigned, Assistant Secretary of Counsellors Capital Appreciation Fund (the "Fund"), does hereby certify that pursuant to Article I, Section 1 and Article IX, Section 9.3 of the Agreement and Declaration of Trust of the Fund dated January 20, 1987, the following resolutions were duly adopted by a vote of a Majority of the Trustees (as defined in the Agreement and Declaration of Trust) at a meeting of the Board of Trustees of the Fund held on January 29, 1991.

          RESOLVED, that the change of the name of the Capital Appreciation Fund to the name set forth opposite its current name below commencing on or about February 28, 1992 be, and hereby is, approved, and the Amendment to the Agreement and Declaration of Trust of such Fund substituting the new name set forth below for the current name wherever it appears in the existing Agreement and Declaration of Trust be, and hereby is, approved and the proper officers of such Fund be, and they hereby are, authorized and directed to execute such Amendment with such modifications as the officer executing the same shall deem appropriate or as may be required to conform to the requirements of any applicable statute, regulation or regulatory body:

               Current Name                  New Name

          Counsellors Capital      Warburg, Pincus Counsellors
           Appreciation Fund        Capital Appreciation Fund

          ; and further

          RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file the above-referenced Amendment to the Agreement and

          Declaration of Trust and to do any and all such lawful acts as may be necessary or appropriate to effectuate the purposes of the foregoing resolutions, including without limitation, the execution and filing of a supplement to the Funds' prospectuses and/or statements of additional information or amendments to the Funds' registration statements on Form N-1A.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 3rd day of February, 1992.



                                   /s/ Jamie Stockel Paley
                                       Jamie Stockel Paley


sworn to before me this
3rd day of February, 1992



/s/ Rosemary Boyle
     Notary Public

   [Notarial Seal]

             WARBURG, PINCUS COUNSELLORS CAPITAL APPRECIATION FUND

                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

                      (Change of Name to Warburg, Pincus
                          Capital Appreciation Fund)


          The undersigned, Assistant Secretary of Warburg, Pincus Counsellors Capital Appreciation Fund (the "Fund"), does hereby certify that pursuant to
Article I, Section 1 and Article IX, Section 9.3 of the Agreement and Declaration of Trust of the Fund dated January 20, 1987, the following resolutions were duly adopted by a vote of a Majority of the Trustees (as defined in the Agreement and Declaration of Trust) at a meeting of the Board of Trustees of the Fund held on January 29, 1991.

          RESOLVED, that the change of the name of the Capital Appreciation Fund to the name set forth opposite its current name below commencing on or about February 28, 1992 be, and hereby is, approved, and the Amendment to the Agreement and Declaration of Trust of such Fund substituting the new name set forth below for the current name wherever it appears in the existing Agreement and Declaration of Trust be, and hereby is, approved and the proper officers of such Fund be, and they hereby are, authorized and directed to execute such Amendment with such modifications as the officer executing the same shall deem appropriate or as may be required to conform to the requirements of any applicable statute, regulation or regulatory body:


               Current Name                  New Name

          Warburg, Pincus               Warburg, Pincus Capital
           Counsellors Capital           Appreciation Fund
           Appreciation Fund

          ; and further

          RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file the above-referenced Amendment to the Agreement and

Declaration of Trust and to do any and all such lawful acts as may be necessary or appropriate to effectuate the purposes of the foregoing resolutions, including without limitation, the execution and filing of a supplement to the Funds' prospectuses and/or statements of additional information or amendments to the Funds' registration statements on Form N-1A, lawful acts as may be necessary or appropriate to effectuate the purposes of the foregoing resolutions, including without limitation, the execution and filing of a supplement to the Funds' prospectuses and/or statements of additional information or amendments to the Funds' registration statements on Form N-1A.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 19th day of February, 1992.



                                   /s/ Jamie Stockel Paley
                                       Jamie Stockel Paley


sworn to before me this
19th day of February, 1992



/s/ Rosemary Boyle
     Notary Public

    [Notarial Seal]

                          Certificate of Designation

                     COUNSELLORS CAPITAL APPRECIATION FUND


          The undersigned, being the Secretary of Counsellors Capital Appreciation Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1 and Section 9.4 of the Agreement and Declaration of Trust, dated January 20, 1987 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on April 19, 1990, the Declaration of Trust is amended as follows:

          1. One billion shares of the Trust's shares of beneficial interest, par value $.001 per share ("Shares"), are hereby divided into and classified as a series of Shares, designated Shares - Series 1 Shares ("Series 1 Shares"), and one billion Shares are hereby divided into and classified as a series of Shares, designated Shares - Series 2 Shares ("Series 2 Shares"; Series 1 Shares and Series 2 Shares are collectively referred to as "Series Shares").

          2. Each Series Share has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other Share, irrespective of series, except that:

               (a) Series Shares will share equally with Shares other than Series Shares ("Existing Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Trust and will be charged equally with Existing Shares with the liabilities belong to the Trust, except that: (1) Series 1 Shares will bear the expense of payments made pursuant to any shareholder services plan adopted by the Trust to institutions under any agreements entered into between the Trust and institutions providing for services to the customers of the institutions who beneficially own Series 1 Shares; (2) Series 2 Shares will bear the expense of payments made pursuant to any distribution plan adopted by the Trust under Rule 12b-1 under the Investment Company Act of 1940, as amended, to institutions under any agreements entered into between the Trust and the institutions providing for services to the customers of the institutions who beneficially own Series 2 Shares; (3) Series 1 Shares will not bear the expense of payments to institutions which hold of record Series 2 Shares; (4) Series 2 Shares will not bear the expense of payments to institutions which hold of record Series 1 Shares; and (5) Existing Shares shall not bear the expense of payments to institutions which hold of record Series Shares; and

               (b) On any matter submitted to a vote of shareholders of the Trust that pertains to (i) the agreements or expenses described in clause (a)(1) above (or to any plan adopted by the Trust relating to said agreements or expenses), only Series 1 Shares will be entitled to vote, and (ii) the agreements or expenses described in clause
          (a)(2) above (or to any plan adopted by the Trust relating to said agreements or expenses), only Series 2 Shares will be entitled to vote, except that: (1) if said matter affects Existing Shares, Existing Shares will also be entitled to vote, and in such case Series Shares will be voted in the aggregate together with such Existing Shares and not by series except where otherwise required by law or permitted by the governing Board of the Trust acting in its sole discretion; and (2) if said matter does not affect Series Shares, said Shares will not be entitled to vote (except where otherwise required by law or permitted by the governing Board of the Trust acting in its sole discretion) even though the matter is submitted to a vote of the holders of Existing Shares.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation on behalf of Counsellors Capital Appreciation Fund this 9th day of May, 1990.

                                     /s/ Arnold M. Reichman
                                            Secretary

STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )


          On the 9th day of May, 1990, before me personally came Arnold M. Reichman, to me known to be the Secretary of Counsellors Capital Appreciation Fund and the individual described in and who executed the attached Certificate of Designation of Counsellors Capital Appreciation Fund (the "Certificate") and he duly acknowledged to me that he executed the Certificate.



(Notarial Seal)                    /s/ Rosemary Boyle
                                        Notary Public